Exhibit 15.1

Independent Registered Public Accounting Firm’s Consent

We consent to incorporation by reference on Form S-8 (File No. 333-284206) of our report dated June 20, 2024 relating to the consolidated financial statements of Baird Medical Investment Holdings Limited as of December 31, 2023 and for the two years ended December 31, 2023, appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Marcum Asia CPAs llp

Marcum Asia CPAs llp
New York, New York
May 15, 2025

NEW YORK OFFICE • 7 Penn Plaza • Suite 830 • New York, New York • 10001

Phone 646.442.4845 • Fax 646.349.5200 • www.marcumasia.com